EXHIBIT 13.2

Certification of Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350,

as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report for Fiscal 2009 Ended June 30, 2009 of Clifton Star Resources Inc., company organized under the British Columbia Corporations Act (the “Company”) on Form 20-F as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Ian Beardmore, Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. (S) 1350, as adopted pursuant to (S) 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Ian Beardmore

Ian Beardmore, Chief Financial Officer

(Principal Financial Officer)

Date: December 28, 2009